UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012 (October 29, 2012)

Mabwe Minerals Inc.

(Exact name of registrant as specified in its charter)

Wyoming	0-53585	36-4739442
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ		07728

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On October 29, 2012, the registrant, Mabwe Minerals Inc. ("Mabwe Minerals"), through its affiliate, Mabwe Corporation (Pvt) Ltd. ("Mabwe Corp."), a Zimbabwean corporation, entered into an agreement for the exchange of 5,000,000 restricted shares of Mabwe Minerals common stock in exchange for ownership of 25% of the issued and outstanding shares of WGB Kinsey & Company ("Kinsey"), a Zimbabwean corporation, to be held by Mabwe Corp. Mabwe Minerals will issue additional shares of its common stock to Kinsey in the event that the market value of the 5,000,000 Mabwe Minerals shares of common stock are valued at less than $1.00 per share on December 31, 2013. The total number of Mabwe Minerals shares of common stock issued to Kinsey must equal $5,000,000 on December 31, 2013. Kinsey is a mining and construction company in Zimbabwe.

Mabwe Minerals issued a press release to announce the completion of the acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02       Unregistered Sales of Equity Securities.

The Company issued 5,000,000 shares of its common stock as consideration for the acquisition of a 25% ownership interest in Kinsey through its subsidiary, Mabwe Corp. The description of the issuance of these securities set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01       Exhibits and Financial Statements

(a)    Financial statements of businesses acquired.

The financial statements of Kinsey required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of this Current Report on Form 8-K will be filed by Mabwe Minerals by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(b)    Pro forma financial information.

The pro forma financial statements of Mabwe Minerals required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K will be filed by Mabwe Minerals by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(d)    Exhibits

99.1	Press Release dated November 1, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2012	Mabwe Minerals Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO

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